                                                                      EXHIBIT 21



NAME OF SUBSIDIARY                            JURISDICTION OF ORGANIZATION
------------------                            ----------------------------
Global Gold Inc.                              Commonwealth of the Bahamas

Global Gold Inc., S.A.                        Bolivia

Britt Minerals, Inc.                          Montana